Exhibit 99.1

For Immediate Release
	Investor Contact:	Melissa Rose
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES EXTENDS CONTRACT
WITH ANTHEM BLUE CROSS AND BLUE SHIELD PLANS
IN INDIANA, KENTUCKY AND OHIO

FARMINGTON, Conn. – June 14, 2005 – Magellan Health Services, Inc. (Nasdaq:MGLN) announced today that it has extended its contract with Anthem Blue Cross and Blue Shield plans in Indiana, Kentucky and Ohio to manage behavioral health benefits for the plans’ membership through December 31, 2007.  Annual revenue for the contract, which had been set to expire at the end of 2005, is estimated at approximately $96 million.

“We have had a long and successful track record working with Anthem Blue Cross and Blue Shield in Indiana, Kentucky and Ohio and look forward to the opportunity to continue this relationship with WellPoint,” said Steven J. Shulman, chairman and CEO of Magellan.  “As the nation’s leading manager of behavioral health services for Blue Cross Blue Shield plans, we take great pride in our value as a business partner in meeting the behavioral health needs of millions of plan subscribers around the country.”

Magellan began managing mental health and substance abuse services for Anthem members in these states in 1997.

About Magellan:  Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country’s leading behavioral health disease management organization.  Its customers include health plans, corporations and government agencies.

Safe Harbor Statement:  Certain of the statements made in this press release including without limitation statements regarding the contract referred to above constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including without limitation: service issues, revenues, operating results or cash flows differing from those contemplated or implied by such forward-looking statements, the impact of new or amended laws or regulations, governmental inquiries, unanticipated increases in the costs of care, economic uncertainties and other factors..  Any forward-looking statements made herein are qualified in their entirety by the complete discussion of risks set forth in the section entitled “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 3, 2005, and in the section entitled “Risk Factors” in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the previously announced secondary offering of Magellan common stock by certain shareholders.

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